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                                                               Exhibit 99.h.5

                                   SCHEDULE B
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                      SEI INVESTMENTS MUTUAL FUNDS SERVICES
                                       AND
                        HIGHMARK CAPITAL MANAGEMENT, INC.


NAME OF FUND

HighMark California Tax-Free Money Market Fund
HighMark Diversified Money Market Fund
HighMark U.S. Government Money Market Fund
HighMark 100% U.S. Treasury Money Market Fund
HighMark Balanced Fund
HighMark Growth Fund
HighMark Income Equity Fund
HighMark Bond Fund
HighMark Intermediate-Term Bond Fund
HighMark California Intermediate Tax-Free Bond Fund
HighMark Value Momentum Fund
HighMark Emerging Growth Fund
HighMark International Fund
HighMark Small Cap Value Fund
HighMark Core Equity Fund

COMPENSATION
Annual Rate of up to 0.10% of aggregate average daily net assets


SEI INVESTMENTS MUTUAL                 HIGHMARK CAPITAL
FUNDS SERVICES                         MANAGEMENT, INC.


By:                                    By:
   -------------------------               ------------------------

Title:                                 Title:
      ----------------------                  ---------------------


Dated:  As of January 1, 2000